Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Wednesday, October 28, 2009		bob.lougee@usamobility.com
USA Mobility Reports Third Quarter Operating Results;
Board Declares Quarterly Cash Distribution
Operating Expenses Significantly Reduced;
Cash Flow Margins Remain Near All-Time Highs
Alexandria, VA (October 28, 2009) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the third quarter ended September 30, 2009.
In addition, the Company’s Board of Directors declared a regular quarterly cash distribution of $0.25 per share. The cash distribution will be paid on December 10, 2009 to stockholders of record on November 17, 2009. The Company expects the entire distribution to be paid as a return of capital.
Total revenue for the third quarter was $69.5 million, compared to $75.1 million in the second quarter and $88.4 million in the third quarter of 2008. Operating income in the third quarter was $15.0 million, compared to $14.5 million in the year-earlier quarter. EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) increased to $25.7 million from $25.5 million in the third quarter of 2008.
Net income for the third quarter was $9.2 million, or $0.40 per fully diluted share, compared to net income of $2.4 million, or $0.09 per fully diluted share, in the year-earlier quarter.
Third quarter results included:
•	Operating expenses (excluding depreciation, amortization and accretion) totaled $43.8 million, compared to $51.2 million in the second quarter and $62.8 million in the third quarter of 2008.

•	EBITDA margin (or EBITDA as a percentage of revenue) was 37.0 percent, compared to 31.9 percent in the second quarter and 28.9 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $8.89, compared to $8.96 in the second quarter and $8.69 in the third quarter of 2008.

•	The quarterly rate of revenue erosion increased to 7.5 percent from 5.7 percent in the second quarter and 4.0 percent in the third quarter of 2008. The annual rate of revenue erosion was 21.3 percent, compared to 18.4 percent in the second quarter and 16.2 percent in the year-earlier quarter.

•	Net unit loss in the third quarter was 152,000, compared to 158,000 in the second quarter and 174,000 in the third quarter of 2008. At September 30, 2009, total units in service were 2,297,000, compared to 2,449,000 at June 30, 2009.

•	The quarterly rate of net unit loss was 6.2 percent, compared to 6.0 percent in the second quarter and 5.5 percent in the third quarter of 2008. The annual rate of subscriber loss was 23.5 percent, compared to 22.9 percent in the second quarter and 17.1 percent in the year-earlier quarter.

•	Capital expenses were $1.8 million versus $4.4 million in the second quarter.

•	The Company’s cash balance at September 30, 2009 was $95.7 million.
“We reported another solid performance in the third quarter despite a continued high rate of unit loss,” said Vincent D. Kelly, president and chief executive officer. “Operating results met or exceeded the majority of our targeted objectives and were consistent with our previously stated financial guidance. Cash flow margins remained high, operating expenses were reduced to their lowest level in many years, and we continued to provide cost effective and reliable wireless communications services to customers on a profitable basis.” Kelly said the slow economy and continuing high unemployment nationwide contributed to higher than expected subscriber cancellations. “Still,” he added, “we saw encouraging signs in our Healthcare segment – which now comprises more than 50 percent of our customer base – with the addition of numerous hospital and medical-related accounts.”
Kelly said the Company again returned capital to stockholders in the third quarter in the form of cash distributions, consistent with its goal of producing sufficient free cash flow to return capital to stockholders. “Generating $23.6 million in cash from operations in the quarter allowed us to pay a regular quarterly cash distribution of $0.25 per share on September 10, 2009, representing a return of capital to stockholders of approximately $5.7 million. With the third quarter distribution, we have returned $316.7 million to stockholders since 2005.”
The Company continued to reduce operating expenses during the third quarter through ongoing cost control measures. Thomas L. Schilling, chief operating officer and chief financial officer, said: “We made excellent progress in the third quarter reducing expenses throughout the organization. Moreover, we continued to reduce operating expenses faster than the rate of revenue erosion as expenses (excluding depreciation, amortization and accretion) declined 30.3 percent from the year-earlier quarter while revenue declined 21.3 percent. In addition, third quarter operating expenses as a percentage of revenue improved to 63.0 percent, the lowest level in many years.” Schilling said lower operating expenses also helped keep the Company’s cash flow margins near all-time highs. However, he cautioned, “Our ability to sustain operating margins at these levels going forward will become increasingly difficult given current subscriber and revenue trends.”
Commenting on the Company’s financial expectations for the balance of the year, Schilling said, “Based on our performance through September 30th, we are maintaining our financial guidance for 2009 of revenue between $286 million to $291 million, operating expenses (excluding depreciation, amortization and accretion) between $194 million to $197 million, and capital expenses between $16 million to $18 million.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its third quarter results at 10:00 a.m. Eastern Time on Thursday, October 29, 2009. The dial-in number for the call is 877-208-2391 (toll-free) or 913-312-9321 (toll). The pass code for the call is 5046918. A replay of the call will be available from 3:00 p.m. ET on October 29 until 11:59 p.m. on Thursday, November 12. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 5046918.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to a majority of the Fortune 1000 companies.  The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments.  USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale.  For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09
Revenues:
Paging service	$86,773	$83,360	$80,533	$75,989	$72,021	$67,972	$63,308
Cellular	1,859	1,547	1,494	993	991	775	980
Product sales	4,871	5,741	5,014	5,863	5,271	5,269	4,354
Other	1,255	1,427	1,316	1,413	1,408	1,129	856

Total revenues	94,758	92,075	88,357	84,258	79,691	75,145	69,498

Operating expenses:
Cost of products sold	1,081	1,408	1,291	1,812	1,669	1,421	1,593
Service, rental and maintenance	33,969	31,583	29,069	28,199	22,955	21,290	20,950
Selling and marketing	7,836	7,549	6,756	6,144	6,062	5,600	5,198
General and administrative	21,808	20,782	20,631	18,289	20,186	22,801	16,050
Severance and restructuring	145	153	5,063	(35)	190	52	15
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174	10,689
Goodwill impairment	188,170	—	—	—	—	—	—

Total operating expenses	265,522	73,149	73,885	66,159	62,332	62,338	54,495

% of total revenues	280.2%	79.4%	83.6%	78.5%	78.2%	83.0%	78.4%

Operating (loss) income	(170,764)	18,926	14,472	18,099	17,359	12,807	15,003

% of total revenues	-180.2%	20.6%	16.4%	21.5%	21.8%	17.0%	21.6%

Interest income, net	578	672	471	79	26	28	16
Other income (expense), net	125	202	205	90	112	(42)	185

(Loss) income before income tax expense (benefit)	(170,061)	19,800	15,148	18,268	17,497	12,793	15,204
Income tax expense (benefit)	7,739	9,528	12,730	10,235	7,516	(31,953)	6,003

Net (loss) income	$(177,800)	$10,272	$2,418	$8,033	$9,981	$44,746	$9,201

Basic net (loss) income per common share	$(6.48)	$0.37	$0.09	$0.32	$0.43	$1.96	$0.40

Diluted net (loss) income per common share	$(6.48)	$0.37	$0.09	$0.32	$0.43	$1.93	$0.40

Basic weighted average common shares outstanding	27,459,068	27,474,156	27,474,156	25,348,440	23,134,072	22,858,573	22,856,951

Diluted weighted average common shares outstanding	27,459,068	27,600,976	27,602,296	25,444,277	23,479,796	23,200,736	23,194,360

Reconciliation of operating (loss) income to EBITDA (b):
Operating (loss) income	$(170,764)	$18,926	$14,472	$18,099	$17,359	$12,807	$15,003
Add back: depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174	10,689
Add back: goodwill impairment	188,170	—	—	—	—	—	—

EBITDA	$29,919	$30,600	$25,547	$29,849	$28,629	$23,981	$25,692

% of total revenues	31.6%	33.2%	28.9%	35.4%	35.9%	31.9%	37.0%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09
Units in service

Beginning units in service
Direct one-way	2,854	2,732	2,614	2,491	2,349	2,198	2,079
Direct two-way	221	207	196	184	171	157	147

Total direct	3,075	2,939	2,810	2,675	2,520	2,355	2,226

Indirect one-way	312	285	261	226	196	161	139
Indirect two-way	98	109	105	101	99	91	84

Total indirect	410	394	366	327	295	252	223

Total beginning units in service	3,485	3,333	3,176	3,002	2,815	2,607	2,449

Gross placements
Direct one-way	77	90	76	61	67	74	64
Direct two-way	8	11	8	7	6	7	9

Total direct	85	101	84	68	73	81	73

Indirect one-way	17	22	12	8	8	9	7
Indirect two-way	16	7	7	6	4	2	1

Total indirect	33	29	19	14	12	11	8

Total gross placements	118	130	103	82	85	92	81

Gross disconnects
Direct one-way	(199)	(209)	(199)	(202)	(218)	(193)	(174)
Direct two-way	(22)	(21)	(20)	(20)	(20)	(17)	(15)

Total direct	(221)	(230)	(219)	(222)	(238)	(210)	(189)

Indirect one-way	(44)	(47)	(47)	(39)	(43)	(31)	(30)
Indirect two-way	(5)	(10)	(11)	(8)	(12)	(9)	(14)

Total indirect	(49)	(57)	(58)	(47)	(55)	(40)	(44)

Total gross disconnects	(270)	(287)	(277)	(269)	(293)	(250)	(233)

Net gain (loss)
Direct one-way	(122)	(119)	(123)	(142)	(151)	(119)	(110)
Direct two-way	(14)	(10)	(12)	(12)	(14)	(10)	(6)

Total direct	(136)	(129)	(135)	(154)	(165)	(129)	(116)

Indirect one-way	(27)	(25)	(35)	(31)	(35)	(22)	(23)
Indirect two-way	11	(3)	(4)	(2)	(8)	(7)	(13)

Total indirect	(16)	(28)	(39)	(33)	(43)	(29)	(36)

Total net change	(152)	(157)	(174)	(187)	(208)	(158)	(152)

Ending units in service
Direct one-way	2,732	2,614	2,491	2,349	2,198	2,079	1,969
Direct two-way	207	196	184	171	157	147	141

Total direct	2,939	2,810	2,675	2,520	2,355	2,226	2,110

Indirect one-way	285	261	226	196	161	139	116
Indirect two-way	109	105	101	99	91	84	71

Total indirect	394	366	327	295	252	223	187

Total ending units in service	3,333	3,176	3,002	2,815	2,607	2,449	2,297

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09
ARPU
Direct one-way	$7.83	$7.85	$8.08	$8.09	$8.11	$8.18	$8.08
Direct two-way	23.68	23.90	23.78	23.77	23.68	23.62	23.42

Total direct	8.95	8.97	9.16	9.16	9.15	9.21	9.10

Indirect one-way	4.10	4.57	4.79	5.12	7.05	7.43	7.51
Indirect two-way	7.52	7.08	5.35	4.53	4.58	5.19	5.49

Total indirect	4.97	5.28	4.96	4.93	6.19	6.60	6.74

Total one-way	7.47	7.54	7.79	7.85	8.03	8.14	8.05
Total two-way	18.44	18.07	17.29	16.84	16.66	16.86	17.09

Total paging ARPU	$8.49	$8.54	$8.69	$8.71	$8.86	$8.96	$8.89

Gross disconnect rate (b)
Direct one-way	-7.0%	-7.6%	-7.6%	-8.1%	-9.3%	-8.8%	-8.4%
Direct two-way	-10.2%	-10.4%	-10.2%	-10.6%	-11.8%	-11.0%	-10.2%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%	-8.9%	-8.5%

Indirect one-way	-13.9%	-16.4%	-17.9%	-17.3%	-22.0%	-19.4%	-21.9%
Indirect two-way	-5.3%	-8.8%	-10.3%	-7.7%	-11.6%	-9.1%	-16.4%

Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%	-15.6%	-19.8%

Total one-way	-7.7%	-8.5%	-8.6%	-8.9%	-10.3%	-9.5%	-9.2%
Total two-way	-8.7%	-9.8%	-10.2%	-9.6%	-11.7%	-10.3%	-12.5%

Total paging gross disconnect rate	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%	-9.6%	-9.5%

Net gain / loss rate (c)
Direct one-way	-4.3%	-4.3%	-4.7%	-5.7%	-6.4%	-5.4%	-5.3%
Direct two-way	-6.4%	-5.2%	-6.1%	-6.8%	-8.5%	-6.4%	-4.4%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%	-5.2%

Indirect one-way	-8.5%	-8.6%	-13.2%	-13.7%	-17.8%	-13.7%	-16.9%
Indirect two-way	11.0%	-2.4%	-4.1%	-1.5%	-8.2%	-7.2%	-14.9%

Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%	-11.3%	-16.1%

Total one-way	-4.7%	-4.8%	-5.5%	-6.4%	-7.3%	-6.0%	-6.0%
Total two-way	-1.1%	-4.2%	-5.4%	-4.9%	-8.4%	-6.7%	-8.2%

Total paging net gain / loss rate	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%	-6.0%	-6.2%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09
Gross placement rate (b)
Healthcare	3.3%	4.8%	3.8%	3.0%	3.7%	4.4%	3.8%
Government	2.2%	2.1%	2.2%	2.1%	1.7%	2.4%	2.4%
Large enterprise	2.4%	2.3%	2.2%	2.1%	2.4%	2.2%	3.3%
Other	2.5%	2.6%	2.4%	2.2%	2.4%	2.5%	2.3%

Total direct	2.8%	3.4%	3.0%	2.5%	2.9%	3.4%	3.3%
Total indirect	8.0%	7.4%	5.1%	4.4%	3.9%	4.3%	3.7%

Total	3.4%	3.9%	3.2%	2.7%	3.0%	3.5%	3.3%

Gross disconnect rate (b)
Healthcare	-5.1%	-5.8%	-6.0%	-6.4%	-6.8%	-6.2%	-6.7%
Government	-6.7%	-8.5%	-8.5%	-9.3%	-9.9%	-10.7%	-10.7%
Large enterprise	-8.6%	-9.2%	-9.2%	-8.9%	-13.3%	-13.0%	-10.7%
Other	-10.7%	-10.5%	-10.1%	-11.4%	-13.0%	-12.4%	-10.6%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%	-8.9%	-8.5%
Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%	-15.6%	-19.8%

Total	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%	-9.6%	-9.5%

Net loss rate (b)
Healthcare	-1.7%	-0.9%	-2.1%	-3.4%	-3.1%	-1.8%	-2.9%
Government	-4.5%	-6.4%	-6.3%	-7.1%	-8.2%	-8.4%	-8.3%
Large enterprise	-6.2%	-6.9%	-7.0%	-6.8%	-10.9%	-10.9%	-7.4%
Other	-8.2%	-7.9%	-7.8%	-9.2%	-10.6%	-10.0%	-8.3%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%	-5.2%
Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%	-11.3%	-16.1%

Total	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%	-6.0%	-6.2%

End of period units in service % of total (b)
Healthcare	38.3%	40.0%	41.5%	42.8%	44.9%	49.8%	51.5%
Government	17.9%	17.7%	17.6%	17.4%	17.2%	15.6%	15.3%
Large enterprise	13.1%	12.8%	12.6%	12.5%	12.0%	11.8%	11.8%
Other	18.9%	18.0%	17.4%	16.8%	16.2%	13.7%	13.2%

Total direct	88.2%	88.5%	89.1%	89.5%	90.3%	90.9%	91.8%
Total indirect	11.8%	11.5%	10.9%	10.5%	9.7%	9.1%	8.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09
Account size ending units in service (000’s)
1 to 3 units	184	172	159	149	137	126	118
4 to 10 units	112	104	97	89	82	75	70
11 to 50 units	276	255	236	218	199	183	168
51 to 100 units	164	155	144	133	125	112	104
101 to 1,000 units	784	750	716	681	626	580	546
>1,000 units	1,419	1,374	1,323	1,250	1,186	1,150	1,104

Total	2,939	2,810	2,675	2,520	2,355	2,226	2,110

End of period units in service % of total direct
1 to 3 units	6.2%	6.1%	5.9%	5.9%	5.8%	5.7%	5.6%
4 to 10 units	3.8%	3.7%	3.6%	3.5%	3.5%	3.4%	3.3%
11 to 50 units	9.4%	9.1%	8.8%	8.7%	8.4%	8.2%	8.0%
51 to 100 units	5.6%	5.5%	5.4%	5.3%	5.3%	5.0%	4.9%
101 to 1,000 units	26.7%	26.7%	26.8%	27.0%	26.6%	26.0%	25.9%
>1,000 units	48.3%	48.9%	49.5%	49.6%	50.4%	51.7%	52.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-7.8%	-6.9%	-7.0%	-6.9%	-7.8%	-7.9%	-6.9%
4 to 10 units	-6.5%	-7.2%	-6.7%	-7.8%	-8.8%	-7.9%	-6.7%
11 to 50 units	-7.6%	-7.4%	-7.4%	-7.6%	-8.9%	-8.2%	-7.7%
51 to 100 units	-6.9%	-5.5%	-7.5%	-7.2%	-6.2%	-10.1%	-7.6%
101 to 1,000 units	-5.2%	-4.3%	-4.6%	-4.9%	-8.0%	-7.4%	-5.9%
>1,000 units	-2.4%	-3.2%	-3.7%	-5.5%	-5.1%	-3.1%	-4.0%

Total	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%	-5.2%

Account size ARPU
1 to 3 units	$14.66	$14.62	$14.72	$14.68	$14.73	$15.07	$14.98
4 to 10 units	13.56	13.56	13.92	13.89	14.00	14.30	14.24
11 to 50 units	10.99	11.03	11.40	11.35	11.41	11.65	11.54
51 to 100 units	9.57	9.76	10.36	10.25	10.30	10.13	10.06
101 to 1,000 units	8.23	8.45	8.91	8.98	8.94	9.04	8.89
>1,000 units	7.75	7.70	7.72	7.75	7.77	7.80	7.76

Total	$8.95	$8.97	$9.16	$9.16	$9.15	$9.21	$9.10

Cellular revenue
Number of activations	4,509	3,970	3,779	2,287	2,389	2,207	2,633

Revenue from cellular services (000’s)	$1,859	$1,547	$1,494	$993	$991	$775	$980

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09

Cost of products sold	$1,081	$1,408	$1,291	$1,812	$1,669	$1,421	$1,593

Service, rental and maintenance
Site rent	17,792	16,756	15,463	14,785	11,218	10,223	10,422
Telecommunications	6,204	5,503	5,072	5,307	4,485	4,284	3,945
Payroll and related	6,683	6,504	5,827	5,490	5,631	5,286	4,988
Stock based compensation	17	19	19	18	49	7	13
Other	3,273	2,801	2,688	2,599	1,572	1,490	1,582

Total service, rental and maintenance	33,969	31,583	29,069	28,199	22,955	21,290	20,950

Selling and marketing
Payroll and related	5,164	4,797	4,317	4,145	4,175	3,711	3,366
Commissions	1,724	2,037	1,742	1,213	1,201	1,422	1,328
Stock based compensation	39	50	49	60	109	26	26
Other	909	665	648	726	577	441	478

Total selling and marketing	7,836	7,549	6,756	6,144	6,062	5,600	5,198

General and administrative
Payroll and related	8,682	8,129	7,847	7,992	9,075	7,754	7,213
Stock based compensation	190	247	253	298	569	241	241
Bad debt	711	691	680	618	850	750	699
Facility rent	2,073	2,199	1,937	1,689	1,628	1,446	1,457
Telecommunications	1,048	983	936	834	771	721	720
Outside services	5,359	4,584	4,632	4,519	4,514	4,063	3,269
Taxes, licenses and permits	1,958	2,055	2,216	372	1,101	1,695	(680)
Other	1,787	1,894	2,130	1,967	1,678	6,131	3,131

Total general and administrative	21,808	20,782	20,631	18,289	20,186	22,801	16,050

Severance and restructuring	145	153	5,063	(35)	190	52	15
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174	10,689
Goodwill impairment	188,170	—	—	—	—	—	—

Operating expenses	$265,522	$73,149	$73,885	$66,159	$62,332	$62,338	$54,495

Capital expenditures	$3,988	$3,892	$6,214	$4,242	$6,054	$4,355	$1,806

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/08	9/30/09
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,032	$95,692
Accounts receivable, net	25,118	20,356
Tax receivables	—	4,411
Prepaid expenses and other	6,226	3,033
Deferred income tax assets, net	6,025	1,171

Total current assets	112,401	124,663
Property and equipment, net	57,867	44,123
Intangible assets, net	6,520	1,442
Deferred income tax assets, net	59,599	41,564
Other assets	4,973	3,228

Total assets	$241,360	$215,020

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$40,983	$32,586
Customer deposits	1,203	951
Deferred revenue	9,958	8,153

Total current liabilities	52,144	41,690
Other long-term liabilities	48,478	11,509

Total liabilities	100,622	53,199

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	140,736	138,299
Retained earnings	—	23,520

Total stockholders’ equity	140,738	161,821

Total liabilities and stockholders’ equity	$241,360	$215,020

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the nine months ended
	9/30/08	9/30/09
Cash flows from operating activities:
Net (loss) income	$(165,110)	$63,928
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	35,262	33,133
Goodwill impairment	188,170	—
Deferred income tax expense	27,871	22,889
Amortization of stock based compensation	884	1,281
Provisions for doubtful accounts, service credits and other	4,566	3,559
Non-cash transaction tax accrual adjustments	(1,717)	(4,879)
(Gain) Loss on disposals of property and equipment	(18)	138
Changes in assets and liabilities:
Accounts receivable	(2,388)	1,203
Prepaid expenses and other	2,501	(1,374)
Intangibles and other long-term assets	2,498	461
Accounts payable and accrued liabilities	(6,769)	(4,403)
Customer deposits and deferred revenue	(1,279)	(2,057)
Other long-term liabilities	—	(37,654)

Net cash provided by operating activities	84,471	76,225

Cash flows from investing activities:
Purchases of property and equipment	(14,094)	(12,215)
Proceeds from disposals of property and equipment	176	30

Net cash used in investing activities	(13,918)	(12,185)

Cash flows from financing activities:
Cash distributions to stockholders	(31,367)	(39,843)
Purchase of common stock	—	(3,537)

Net cash used in financing activities	(31,367)	(43,380)

Net increase in cash and cash equivalents	39,186	20,660
Cash and cash equivalents, beginning of period	64,542	75,032

Cash and cash equivalents, end of period	$103,728	$95,692

Supplemental disclosure:
Interest paid	$3	$1

Income taxes paid (state and local)	$413	$437

(a)	Slight variations in totals are due to rounding.